Exhibit 10.25

ELANCO ANIMAL HEALTH INCORPORATED
2018 ELANCO STOCK PLAN
OMNIBUS AMENDMENT TO STOCK OPTION AGREEMENTS

This Omnibus Amendment, dated as of March 29, 2024, amends the terms and conditions of those certain award agreements governing the terms of stock option awards granted under the 2018 Elanco Stock Plan (the “Plan”), by and between Elanco Animal Health Incorporated (the “Company”) and [NAME] (“Grantee”).

Each of the stock option awards granted on October 20, 2018 (a “Founders Award”), March 1, 2022 (an “Annual Award”) and March 1, 2023 (also, an “Annual Award”) (all together, the “Option Agreements”) are hereby amended.

Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Plan or the Option Agreements.
The Option Agreements shall be amended, effective as of the date written above, as follows:
1.For Annual Awards, Subsections 2(a) to 2(d) and 2(f) will be replaced with the following:
a.The Award shall vest as to all or a portion of the Award at the close of business in Greenfield, Indiana, U.S.A. on the earliest of the following dates (each, a “Vesting Date”):
i.the scheduled Vesting Date(s) set forth on the first page of this document;
ii.the date of the Grantee’s Service termination due to the Grantee’s death;
    or
iii.the date of the Grantee’s Service termination due to a Qualifying
Termination, as defined below.
b. In the event the Grantee’s Service is terminated due to the Grantee’s death, any unvested portion of the Award will accelerate and vest in full on the date of the Grantee’s Service termination due to death.
c. In the event the Grantee’s Service is terminated due to a Qualifying Termination for a reason other than death, a pro-rata portion of the Award tranche eligible to vest on the next scheduled Vesting Date will accelerate and vest on the date of the Grantee’s Service termination due to the Qualifying Termination based on the ratio of (x) the number of full or partial months worked by the Grantee from the later of the Grant Date or the most recent scheduled Vesting Date prior to the Service termination date to (y) the total number of months from (1) the later of the Grant Date or the most recent scheduled Vesting Date prior to the Service termination date to (2) the next scheduled Vesting Date set forth on the first page of this document.
d. In the event the Grantee’s Service is terminated due to Retirement prior to a Vesting Date set forth in Section 2(a)(i) above, any unvested portion of the Award will, notwithstanding any other provisions of this Section 2, remain outstanding and continue to vest on the scheduled Vesting Date(s) set forth on the first page of this document. “Retirement” for purposes of this Award Agreement means the Grantee has either (A) reached age sixty (60) (unless otherwise prescribed under Applicable Laws), or (B) completed thirty (30) years of Service with the Company or an Affiliate, including any years of Service with Eli Lilly & Company (“Lilly”) prior to the Company’s spin-off from Lilly (unless otherwise prescribed under Applicable Laws).
…

e. Except as provided in Subsection 2(d), any portion of the Award that does not vest pursuant to Sections 2(a), 2(b) or 2(c) shall be forfeited upon the Grantee’s termination of Service or Qualifying Termination. Any Award continuing to vest pursuant to Section 2(d) shall continue in full force. Further, in the event the Grantee’s Service is terminated prior to a Vesting Date for any reason or in any circumstance other than those specified in Section 2(a), 2(b), 2(c) or 2(d) above, any unvested portion of the Award shall be forfeited.

Section 2(e) shall remain, unamended.

2. For Annual Awards, Section 3 will be replaced with the following:

Section 3. Option Exercise Period

This Option may be exercised from the Vesting Date to and including through the earliest of the following dates (the “Option Exercise Period”):
a. the Termination Date set forth on the first page of this Award Agreement;
b. the one (1)-year anniversary of the date that the Grantee’s Service is terminated due to death or Disability;
c. the 90th day following the date that the Grantee’s Service is terminated due to a Qualifying Termination (other than death or Disability); and
d. the 30th day following the date that the Grantee’s Service is terminated for any reason other than a Qualifying Termination or Retirement.
For the avoidance of doubt, if the Grantee’s Service is terminated due to Retirement, the Option Exercise Period shall be through the Termination Date set forth on the first page of this Award Agreement.

3. For Founder Awards, Section 3 will be replaced with the following:

Section 3. Option Exercise Period

This Option may be exercised from the Vesting Date to and including through the earliest of the following dates (the “Option Exercise Period”):
a. the Termination Date set forth on the first page of this Award Agreement;
b. the one (1)-year anniversary of the date that the Grantee’s Service is terminated due to death or Disability;
c. the 90th day following the date that the Grantee’s Service is terminated due to a Qualifying Termination other than death or Disability.
d. the 30th day following the date that the Grantee’s Service is terminated for any reason other than as set forth in Section 3(b), Section 3(c), or Retirement, which for purposes of this Award Agreement means the Grantee has either (A) reached age sixty (60) (unless otherwise prescribed under Applicable Laws), or (B) completed thirty (30) years of Service with the Company or an Affiliate, including any years of Service with Eli Lilly & Company (“Lilly”) prior to the Company’s spin-off from Lilly (unless otherwise prescribed under Applicable Laws).
For the avoidance of doubt, if the Grantee’s Service is terminated due to Retirement, the Option Exercise Period shall be through the Termination Date set forth on the first page of this Award Agreement.

4. For Annual Awards, Section 5(b) will be replaced with the following:

Method of Exercise. The Grantee may exercise this Option by delivering to the Company or the exercise agent, as applicable, in accordance with Section 12(a), a notice of exercise in the form of a notice to be approved by the Company and made available to the Grantee.

5. For Founder Awards, the first sentence of Section 5 will be replaced with the following:
The Grantee may exercise this Option by delivering to the Company or the exercise agent, as applicable, in accordance with Section 13(a), a notice of exercise in the form of a notice to be approved by the Company and made available to the Grantee.

6. The first sentence of (i) Subsection 5(c)(ii), for Annual Awards, and (ii) Subsection 5(b), for Founder Awards, in each case, shall be replaced with:
To the extent permitted by the Committee, the Grantee may exchange Shares owned by the Grantee whose current value covers the Option Price.

7. A new (i) Subsection 5(c)(iv), for Annual Awards, and (ii) Subsection 5(d), for Founder Awards, in each case, shall be added which shall read as:

Net Exercise. The Grantee may choose to pay the Option Price through a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate Option Price (plus withholding taxes, if applicable) and any remaining balance of the aggregate Option Price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Grantee by cash, a personal check, a cashier’s check in U.S. dollars, or other form of payment approved by the Committee.

To the extent not expressly amended hereby, the Option Agreements remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Omnibus Amendment to be executed in Greenfield, Indiana, by its proper officer.
ELANCO ANIMAL HEALTH INCORPORATED

/s/Jeffrey N. Simmons
President, Chief Executive Officer and Director